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                                                                EXHIBIT 10.22(c)

              SECOND AMENDMENT TO THE CREDIT CARD PROGRAM AGREEMENT

      This Second Amendment to the Credit Card Program Agreement ("Second Amendment") is made and entered into as of the 15th day of December, 2006 ("Amendment Effective Date") by and between HSBC Bank Nevada, National Association ("HSBC"), and The Bon-Ton Stores, Inc. ("Bon-Ton") to that certain Credit Card Program Agreement, dated as of June 20, 2005 ("Agreement"), as amended by the First Amendment to the Credit Card Program Agreement dated effective as of March 1, 2006.

      WHEREAS, the parties recognize that Bon-Ton has purchased from Belk, Inc. ("Belk") four (4) Parisian-branded retail store locations ("the Parisian Stores");

      WHEREAS, the parties recognize that, in connection with the purchase of the Parisian Stores, that HSBC has agreed to purchase from GE Money Bank ("GE") certain private label credit card accounts associated with the Parisian Stores ("the Parisian Accounts"); and,

      WHEREAS, the parties desire to further amend the Agreement to reflect their agreement as to the incorporation of the Parisian Accounts into the Program.

      NOW THEREFORE, in consideration of the mutual promises, covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HSBC and Bon-Ton do hereby agree as follows:

      1. HSBC will purchase the Parisian Accounts from GE pursuant to a Purchase and Sale Agreement to be executed concurrently with this Second Amendment; further, the parties agree that the Parisian Accounts will be considered "Accounts" as defined in the Agreement, with the exceptions as agreed to in
Section 3 of this Second Amendment.

      2. The parties agree that during the period of time beginning with the Amendment Effective Date and ending at 11:59 p.m. on February 3, 2007, the Parisian Accounts will be serviced pursuant to an agreement that HSBC Private Label Corporation (f/k/a Household Corporation) an Affiliate of HSBC, has with Jackson Office Properties, Inc. (f/k/a North Park Fixtures, Inc., the successor to McRae's, Inc.), dated April 15, 2003 ("the Servicing Agreement"). Beginning on February 4, 2007, the Parisian Accounts will be serviced by HSBC Private Label Corporation.

      3. The parties agree to the provisions contained in Schedule 3 to this Second Amendment.

      To the extent the provisions of this Second Amendment are inconsistent with the Agreement, this Second Amendment shall govern.

      This Second Amendment supersedes all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

      All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

      Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

      In witness whereof, the parties hereby execute this Second Amendment by their authorized representatives.

The Bon-Ton Stores, Inc.                 HSBC Bank Nevada, National Association

By: /s/ H. Todd Dissinger                By: /s/ Asim Majeed
    ------------------------                 --------------------
H. Todd Dissinger                        Asim Majeed
Vice President and Secretary             Executive Vice President

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